Exhibit 99.3

CPC ESCROW AGREEMENT

THIS AGREEMENT dated for reference the 14th day of November, 2002.

AMONG:

BEAR CREEK MINING CORPORATION, a company continued under the laws of the Yukon Territory and having its registered office at Suite 300, 204 Black Street, Whitehorse, Yukon Y1A 2M9;

(the “Issuer”)

AND:

THE UNDERSIGNED SECURITY HOLDERS OF THE ISSUER

(the “Security Holders”)

AND:

PACIFIC CORPORATE TRUST COMPANY, having an office at 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8

(“the “Escrow Agent”) (collectively, the “Parties”).

WHEREAS the Issuer is a CPC as defined in Policy 2.4 — Capital Pool Companies (the “Exchange Policy”) of the TSX Venture Exchange (the “Exchange”);

AND WHEREAS the 3,000,000 of the Issuer’s common shares are currently held in escrow pursuant to a VCP escrow agreement under former Policy 30 of the former Vancouver Stock Exchange;

AND WHEREAS the Issuer has received shareholder approval to convert the VCP escrow agreement to the CPC Escrow Agreement in the form set out herein;

AND WHEREAS the Escrow Agent has agreed to hold such securities in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1 — Interpretation

In this Agreement:

(a)	“Acknowledgement” means an acknowledgement and agreement to be bound in the form prescribed by Form 5E of the Exchange;

(b)	“Additional Securities” means securities (including a right to acquire securities) that a Security Holder acquires after the date upon which the Security Holder executes this Agreement or an Acknowledgement that are:

(i)	securities of the Issuer issued pursuant to the IPO; or

(ii)	securities of the Issuer acquired from treasury after the IPO but prior to the closing of the Qualifying Transaction (other than shares acquired upon the exercise of stock options or pursuant to a private placement which meets the requirements of section 1(6)(d) of Policy 5.4); or

(iii)	securities of the Issuer acquired in the secondary market by a Control Person of the Issuer after the IPO but prior to closing of the Qualifying Transaction; or

(iv)	securities of the Issuer acquired:

(A)	as a dividend or other distribution on Securities;

(B)	upon the exercise of a right of purchase, conversion or exchange attaching to Securities; or

(C)	upon a subdivision or compulsory conversion or exchange of Securities; or

(v)	securities of an issuer acquired in exchange, substitution or consideration for Securities tendered pursuant to a bona fide formal take-over bid, plan of arrangement, amalgamation, merger or similar transaction;

(c)	“Discount Seed Shares” has the meaning set out in the Exchange Policy 2.4;

(d)	“Final Exchange Notice” has the meaning set out in the Exchange Policy 2.4;

(e)	“Issuer’s Certificate” means a certificate signed by a duly authorized director or officer of the Issuer, such authorization being evidenced by a resolution of the board of directors attached to such certificate;

(f)	“Option Securities” means any shares of the Issuer acquired by a Security Holder upon the exercise of a stock option granted by the Issuer prior to the completion of a Qualifying Transaction;

(g)	“Securities” means, in relation to a Security Holder, those securities of the Security Holder, including Additional Securities and Option Securities, that are held in escrow by the Escrow Agent pursuant to this Agreement;

(h)	“Security Holder” means a holder of securities of the Issuer who executes this Agreement or an Acknowledgement; and

(i)	“Seed Shares” has the meaning set out in the Exchange Policy.

Capitalized terms not defined in this Agreement have the meanings set out in the Exchange Policy.

2 — Deposit of Securities in Escrow

2.1 Each Security Holder hereby deposits with the Escrow Agent, to be held in escrow under this Agreement, the Securities described in Schedule A, and agrees to deliver to the Escrow Agent forthwith any certificates evidencing such Securities.

2.2 Each Security Holder shall deposit in escrow with the Escrow Agent all Additional Securities and shall deliver to the Escrow Agent forthwith upon receipt thereof any certificates evidencing Additional Securities and any replacement certificates which may at any time be issued for any Securities held in escrow.

2.3 Each Security Holder shall deposit in escrow with the Escrow Agent all Option Securities and shall deliver to the Escrow Agent forthwith upon receipt thereof any certificates evidencing Option Securities and any replacement certificates which may at any time be issued for any Option Securities held in escrow.

3 — Direction to Escrow Agent

The Issuer and each Security Holder direct the Escrow Agent to retain the Securities in escrow and the Escrow Agent agrees to retain the Securities in escrow until the Securities are released from escrow pursuant to the terms of this Agreement.

4 — Restrictions on Dealing with Securities

4.1 Dealings with Securities in Escrow

Securities may only be dealt with as specifically allowed by this Agreement. No Securities and no interest in, control or direction over or certificate evidencing Securities shall directly or indirectly be sold, assigned, transferred, redeemed, surrendered for consideration, mortgaged, hypothecated, charged, pledged, or encumbered or otherwise dealt with in any manner except as provided in this Agreement.

4.2 Indirect Dealings with Securities in Escrow

Except with the prior written consent of the Exchange, a Security Holder that is not an individual shall not issue securities of its own issue or effect or permit a transfer of ownership of securities of its own issue that would have the effect of changing the beneficial ownership of, or control or direction over, Securities.

5 — Voting of Securities in Escrow

Subject to any restrictions found in this Agreement, a Security Holder may exercise voting rights attaching to Securities. No Security Holder, while his or her Securities are held in escrow, shall vote any securities (whether in escrow or not) in support of one or more arrangements that would result in the repayment of capital being made on the Securities prior to a winding up of the Issuer.

6 — Dividends and Distributions on Securities in Escrow

6.1 Subject to any specific restrictions found in this Agreement, escrow of Securities will not impair any right of a Security Holder to receive a dividend or other distribution on Securities or to elect the form and manner in which the dividend or other distribution on Securities is paid.

6.2 Subject to subsection 6.3, if, during the period in which any of the Securities are retained in escrow pursuant to this Agreement, any dividend or other distribution, other than one paid in securities of the Issuer, is received by the Escrow Agent in respect of Securities, the Escrow Agent shall forthwith transfer such dividend or distribution to the Security Holder entitled thereto.

6.3 Additional Securities distributed on Securities shall be subject to the same terms and conditions under this Agreement as the Securities on which the distribution was made. Additional Securities distributed on Securities, if received by the Escrow Agent, shall be retained in escrow. Additional Securities distributed on Securities, if received by the Security Holder, shall be deposited in escrow in accordance with section 2. All such Additional Securities shall be held in and released from escrow on the same terms and conditions as apply to the Securities on which the distribution was paid.

7 — Exercise of Other Rights Attaching to Securities

Subject to any specific restrictions found in this Agreement, escrow of Securities will not impair any right of a Security Holder to exercise a right attaching to a Security that entitles the Security Holder to purchase or otherwise acquire another security or to exchange or convert a Security into another security.

8 — Permitted Transfers Within Escrow

8.1 General

Securities may not be transferred except with the consent of the Exchange and any permitted transfers will be on such terms and conditions as it shall determine in its sole discretion. Securities may be transferred within escrow provided that the Escrow Agent receives written notice from the Exchange.

8.2 Transfer Upon Bankruptcy

Notwithstanding subsection 8.1, in the event of bankruptcy of a Security Holder, the Securities of the Security Holder may be transferred within escrow to the trustee in bankruptcy or other person legally entitled to such Securities, provided that:

(a)	the Security Holder provides written notice to the Exchange of the intent to transfer as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed transfer and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date; and

(b)	the Escrow Agent first receives:

(i)	a certified copy of either

(A)	the assignment in bankruptcy of the Security Holder filed with the Superintendent of Bankruptcy; or

(B)	the receiving order adjudging the Security Holder bankrupt;

(ii)	a certified copy of a certificate of appointment of the trustee in bankruptcy;

(iii)	a transfer power of attorney, duly executed by the transferor; and

(iv)	an Acknowledgement signed by the trustee in bankruptcy or other person legally entitled to the Securities or an amended Agreement reflecting the transfer.

8.3 Transfer to Certain Plans

Notwithstanding subsection 8.1, Securities may be transferred within escrow by a Security Holder to a registered retirement savings plan (“RRSP”) or registered retirement income fund (“RRIF”) or subsequently between RRSPs or from an RRSP to an RRIF, provided that:

(a)	the Security Holder provides written notice to the Exchange of the intent to transfer as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed transfer and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date; and

(b)	the Escrow Agent first receives:

(i)	evidence from the trustee of the RRSP or RRIF, as applicable, stating that, to the best of the trustee’s knowledge, the Security Holder is, during the Security Holder’s lifetime, the sole beneficiary of the RRSP or RRIF;

(ii)	a transfer power of attorney, duly executed by the transferor; and

(iii)	an Acknowledgement signed by the trustee of the RRSP or RRIF, as applicable, or an amended Agreement reflecting the transfer.

8.4 Effect of Transfer Within Escrow

Upon completion of a transfer of Securities pursuant to this section 8, the transferee will be a Security Holder and the Securities transferred will remain in escrow, to be held in and released from escrow on the same terms and conditions as were applicable prior to the transfer.

9 — Release of Securities and Securities Certificates

9.1 Release Schedule

Subject to sections 10, 11 and 12, Securities will be released from escrow under this Agreement as set out in Schedule B(1) or B(2), as applicable.

9.2 Delivery of Certificates to Security Holder

The Escrow Agent will, as soon as reasonably practicable after the applicable release date or after receipt by the Escrow Agent of the notice from the Security Holder, whichever is later, deliver to or at the direction of the Security Holder, certificates evidencing the Securities released from escrow on the applicable release date.

9.3 Replacement Securities

Where a Security Holder has, in accordance with section 9.2, provided notice to the Escrow Agent that the Security Holder wishes to receive a certificate evidencing Securities released or to be released from escrow, and where the relevant certificate held by the Escrow Agent evidences a combination of

Securities released from escrow on the applicable release date and Securities that are to remain in escrow, the Escrow Agent, as soon as reasonably practicable after the applicable release date or after receipt by the Escrow Agent of the notice from the Security Holder, whichever is later, shall deliver such certificates to the Issuer or its transfer agent, together with a request that separate replacement certificates be prepared and delivered to the Escrow Agent. Where certificates evidencing Securities are delivered to the Issuer in accordance with the foregoing, the Issuer, as soon as reasonably practicable, shall cause separate replacement certificates to be prepared and delivered to the Escrow Agent. As soon as reasonably practicable after the receipt by the Escrow Agent of the replacement certificates, the Escrow Agent shall deliver, to or at the direction of the Security Holder, all replacement certificates evidencing Securities released from escrow on the applicable release date.

9.4 Exchange Discretion to Terminate

If the Escrow Agent receives a request from the Exchange to halt or terminate the release of Securities from escrow, then the Escrow Agent shall comply with that request, and shall not release any Securities from escrow unless and until the written consent of the Exchange is received.

9.5 Discretionary Applications

The Exchange may consent to the release from escrow of Securities in such other circumstances and on such terms and conditions, as it shall determine in its sole discretion. Securities may be released from escrow provided that the Escrow Agent receives written notice from the Exchange.

10 — Release upon Death

Upon the death of a Security Holder, the Securities of that Security Holder shall be released from escrow and the Escrow Agent shall deliver all certificates evidencing such Securities to the legal representative of the deceased Security Holder, provided that:

(a)	the legal representative of the deceased Security Holder provides written notice to the Exchange of the intent to release the Securities as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed release and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date; and

(b)	the Escrow Agent first receives:

(i)	a certified copy of the death certificate; and

(ii)	such evidence of the legal representative’s status that the Escrow Agent may reasonably require.

11 — Take-Over Bid or Other Transaction

11.1 Deliveries to Escrow Agent

A Security Holder who wishes to tender Securities (the “Tendered Securities”) to a bona fide formal take-over bid, plan of arrangement, amalgamation, merger or similar transaction (a “Transaction”) shall deliver to the Escrow Agent:

(a)	a written direction signed by the Security Holder (a “Direction”) that directs the Escrow Agent to deliver to a specified person (the “Depositary”) either:

(i)	certificates evidencing the Tendered Securities; or

(ii)	where the Security Holder has provided the Escrow Agent with a notice of guaranteed delivery or similar notice of the Security Holder’s intent to tender the Tendered Securities to the Transaction, that notice;

(b)	a letter of transmittal or similar document;

(c)	where required, a transfer power of attorney duly executed by the transferor;

(d)	the written consent of the Exchange;

(e)	any other documentation required to be delivered to the Depositary under the terms of the Transaction; and

(f)	such other information concerning or evidence of the Transaction that the Escrow Agent may reasonably require.

11.2 Deliveries to Depositary

Forthwith after its receipt of the information and documentation specified in subsection 11.1, the Escrow Agent shall deliver to the Depositary, in accordance with the Direction, the documentation specified or provided under clause 11.1(a), together with a letter addressed to the Depositary that:

(a)	identifies the Tendered Securities;

(b)	states that the Tendered Securities are held in escrow;

(c)	states that the Tendered Securities are delivered only for the purposes of the Transaction and that the Tendered Securities will be released from escrow only upon receipt by the Escrow Agent of the information and documentation described in subsection 11.3;

(d)	where certificates for Securities have been delivered to the Depositary, requires the Depositary to return to the Escrow Agent, as soon as practicable, the certificates evidencing Securities that are not releasable from escrow as described in clause (c) above; and

(e)	where applicable, requires the Depositary to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, certificates representing Additional Securities acquired by the Security Holder under the Transaction.

11.3 Release of Securities

Tendered Securities shall be released from escrow under this section provided that:

(a)	the Issuer or Security Holder provides written notice to the Exchange of the intent to release the Tendered Securities as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed release and the

Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date;

(b)	the Escrow Agent first receives a declaration signed by the Depositary or, if the Direction identifies the Depositary as acting on behalf of another person in respect of the Transaction, by that other person, stating that:

(i)	the terms and conditions of the Transaction have been met; and

(ii)	the Tendered Securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the Transaction.

11.4 Exchange of Securities

The Escrow Agent shall hold any Additional Securities acquired by a Security Holder under a Transaction in escrow on the same terms and conditions as applied to the Securities for which they were exchanged or substituted, or for which they constituted consideration.

12 — Early Release / Cancellation

The provisions of Schedule B are incorporated into and form part of this Agreement.

13 — Escrow Agent has no Responsibility after Release

The Escrow Agent shall have no further responsibility for Securities that have been delivered to or at the direction of the Security Holder in accordance with the terms of this Agreement.

14 — Release, Undertaking not to Sue, and Indemnity

14.1 In this section,

(a)	“Act or Omission” means any good-faith act or omission that is in any way connected with this Agreement, and includes:

(i)	the performance, and non-performance, of duties under this Agreement;

(ii)	the exercise of discretion, and failure to exercise discretion, in connection this Agreement;

(iii)	the interpretation of this Agreement, or of any law, policy (including the Exchange Policy), rule, regulation or order; and

(iv)	the enforcement of, and failure to enforce, this Agreement.

(b)	“Escrow Agent” includes the directors, officers, employees, assigns and insurers of the Escrow Agent, and

(c)	“Exchange” includes the directors, governors, officers, employees, assigns and insurers of the Exchange.

14.2 The Security Holders and the Issuer, jointly and severally,

(a)	release, indemnify and save harmless the Escrow Agent from all costs (including legal costs), charges, claims, demands, damages, losses and expenses incurred by the Escrow Agent resulting from the Escrow Agent’s performance, in good faith, of its duties under this Agreement;

(b)	agree not to make or bring a claim or demand, or commence any action, against the Escrow Agent in respect of its performance in good faith of its duties under this Agreement; and

(c)	agree to indemnify and save harmless the Escrow Agent from all costs (including legal costs) and damages that the Escrow Agent incurs or is required by law to pay as a result of any person’s claim, demand, or action in connection with the Escrow Agent’s good faith performance of the Escrow Agent’s duties under this Agreement.

14.3 The Security Holders and the Issuer, jointly and severally,

(a)	release, indemnify and save harmless the Exchange from all costs (including legal costs), charges, claims, demands, damages, losses and expenses incurred by the Exchange;

(b)	agree not to make or bring a claim or demand, or commence any action, against the Exchange; and

(c)	agree to indemnify and save harmless the Exchange from all costs (including legal costs) and damages that the Exchange incurs or is required by law to pay as a result of any person’s claim, demand or action, arising from any and every Act or Omission committed or omitted by the Exchange, even if said Act or Omission was grossly negligent, or constituted a fundamental breach of the terms of this Agreement or any other agreement.

15 — Responsibility for Furnishing Information

The Escrow Agent shall bear no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of, any information or document that must be received by the Escrow Agent as a condition under this Agreement to a release of Securities from escrow or a transfer of Securities within escrow. The Exchange shall bear no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of, any information or document that must be or is received by the Exchange as a condition under this Agreement or any Exchange Requirement to a release of Securities from escrow or a transfer of Securities within escrow.

16 — Resignation or Termination of Escrow Agent

16.1 The Escrow Agent may resign by providing written notice of resignation to the Issuer.

16.2 The Issuer may terminate the services of the Escrow Agent under this Agreement by providing written notice of termination to the Parties.

16.3 The resignation or termination of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Agreement:

(a)	60 days after the date of receipt by the Escrow Agent or Issuer, as applicable, of a notice referred to in subsections 16.2 or 16.3; or

(b)	upon such date as may be mutually agreed to by the Escrow Agent and the Issuer;

provided that the resignation or termination date must not be less than 10 business days before a release date set forth in subsection 9.1.

16.4 If the Escrow Agent resigns or is terminated, the Issuer shall be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date.

16.5 The Issuer’s appointment of a replacement escrow agent shall be binding on the Issuer and the Security Holders.

17 — Notices

17.1 Documents delivered to a Party’s Address for Notice shall be considered to have been received:

(a)	on the next business day following the date of transmission, if delivered by telecopier;

(b)	on the date of physical delivery, if delivered by hand or by prepaid courier; or

(c)	five business days after the date of mailing, if delivered by mail.

17.2 The Address for Notice:

(a)	of the Escrow Agent is 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8;

(b)	of the Issuer is: Suite 410 — 625 Howe Street, of the Issuer is: Vancouver, B.C. V6C 2T6 of the Issuer is: Attention: President of the Issuer is: Telecopier No.: (604) 689-1978; and

(c)	of a Security Holder is the applicable Address for Notice noted in Schedule “A”.

17.3 The Issuer and the Escrow Agent may change their respective Addresses for Notice by delivering written notice to all other Parties of such change.

17.4 A Security Holder may change his or her Address for Notice, and Schedule A shall be deemed to have been amended accordingly, by delivering written notice of such change to the Issuer and to the Escrow Agent.

17.5 A change in a Party’s Address for Notice shall not be effective with respect to another Party until that other Party has received written notice of the change.

17.6 A Party shall not effect a delivery by mail if the Party is aware of an actual or impending disruption of postal service.

18 — Enforcement by Third Parties

The Issuer enters this Agreement both on its own behalf and as trustee for the Exchange and the security holders of the Issuer, and this Agreement may be enforced by either the Exchange, or the security holders of the Issuer, or both.

19 — Time

Time is of the essence of this Agreement.

20 — Governing Laws

This Agreement shall be construed in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

21 — Counterparts

This Agreement may be executed by facsimile and in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement.

22 — Language

Singular expressions used in this Agreement shall be deemed to include the plural, and plural expressions the singular, where required by the context.

23 — Enurement

This Agreement will enure to the benefit of and be binding upon the Parties and their heirs, executors, administrators, successors and permitted assigns.

24 — Issuer’s Certificate

The signing authority of the director or officer of the Issuer who signs an Issuer’s Certificate shall be evidenced by a certified copy of a resolution of the board of directors of the Issuer, which resolution shall be attached to the Issuer’s Certificate.

25 — Entire Agreement

This Agreement, including the Schedules attached hereto, constitute the entire understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties and there are no warranties, representations or other agreements between the parties in connection with this Agreement, except as specifically set forth herein.

26 — Termination, Amendment, and Waiver of Agreement

26.1 Subject to subsection 26.3, this Agreement shall only terminate:

(a)	with respect to all the Parties:

(i)	as specifically provided in this Agreement;

(ii)	subject to subsection 26.2, upon the agreement of all Parties; or

(iii)	when the Securities of all Security Holders have been released from escrow pursuant to this Agreement; and

(b)	with respect to a Party:

(i)	as specifically provided in this Agreement; or

(ii)	if the Party is a Security Holder, when all of the Security Holder’s Securities have been released from escrow pursuant to this Agreement.

26.2 An agreement to terminate this Agreement pursuant to subclause 26.1(a)(ii) shall not be effective unless and until the agreement to terminate

(a)	is evidenced by a memorandum in writing signed by all Parties;

(b)	has been consented to in writing by the Exchange; and

(c)	has been approved by a majority of security holders of the Issuer who are not Security Holders.

26.3 Notwithstanding any other provision in this Agreement, the obligations set forth in section 14 shall survive the termination of this Agreement.

26.4 No amendment or waiver of this Agreement or any part of this Agreement shall be effective unless the amendment or waiver:

(a)	is evidenced by a memorandum in writing signed by all Parties;

(b)	has been approved in writing by the Exchange; and

(c)	has been approved by a majority of security holders of the Issuer who are not Security Holders.

26.5 No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether similar or not), nor shall any waiver constitute a continuing waiver, unless expressly provided.

27 — Severance of Illegal Provision

Any provision or part of a provision of this Agreement determined by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be deemed stricken to the extent necessary to eliminate any invalidity, illegality or unenforceability, and the rest of the Agreement and all other provisions and parts thereof shall remain in full force and effect and be binding upon the parties hereto as though the said illegal and/or unenforceable provision or part thereof had never been included in this Agreement.

28 — Further Assurances

The Parties will execute and deliver any further documents and perform any further acts necessary to carry out the intent of this Agreement.

29 — Remuneration of Escrow Agent

29.1 The Issuer shall pay the Escrow Agent reasonable remuneration for services provided by the Escrow Agent under this Agreement.

29.2 The Issuer shall reimburse the Escrow Agent for reasonable disbursements incurred by the Escrow Agent in providing services under this Agreement.

THE PARTIES HAVE EXECUTED AND DELIVERED this Agreement as of the date set out above.

BEAR CREEK MINING CORPORATION

Per:

“Catherine McLeod-Seltzer”

Authorized Signatory

THE CORPORATE SEAL of PACIFIC
CORPORATE TRUST COMPANY was
hereunto affixed in the presence of:

“Marc Castonguay”

Authorized Signatory

“Jessica de la Torre”

Authorized Signatory

SIGNED, SEALED AND DELIVERED by
Cheryl Wheeler in the presence of:

_____________________________________
Name

_____________________________________
Address

_____________________________________
Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	“Cheryl Wheeler” CHERYL WHEELER

SIGNED, SEALED AND DELIVERED by
Lenora Gates in the presence of:

_____________________________________
Name

_____________________________________
Address

_____________________________________
Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	“Lenora Gates” LENORA GATES

SIGNED, SEALED AND DELIVERED by Melanie McMillan in the presence of: Hilda Salameh Name Suite 2523, 595 Burrard Street Address Legal Assistant Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	“Melanie McMillan” MELANIE McMILLAN

SIGNED, SEALED AND DELIVERED by
Catherine McLeod-Seltzer in the presence of:

_____________________________________
Name

_____________________________________
Address

_____________________________________
Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	“Catherine McLeod-Seltzer” CATHERINE McLEOD-SELTZER

SIGNED, SEALED AND DELIVERED by
Andrew T. Swarthout in the presence of:

_____________________________________
Name

_____________________________________
Address

_____________________________________
Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	“Andrew T. Swarthout” ANDREW T. SWARTHOUT

WILLIAM DOWD, WILLIAM L. EDWARDS, R.G. FANELLI, RICHARD JAY KOGAN, LOWELL FAMILY LIMITED PARTNERSHIP, J. DAVID LOWELL AS TRUSTEE OF THE LOWELL FAMILY TRUST, FRANCIS R. McALLISTER, KEVIN P. MORANO, MK GOLD COMPANY, KEITH & MARJORIE LLOYD, RICHARD de J. OSBORNE, WILLIAM L. PAUL III, CHRISTOPHER F. SCHULTZ, CHARLES B. SMITH, AND JAMES WOOD

By: “Andrew T. Swarthout”

Andrew T. Swarthout, individually and as Attorney in Fact
for each of the above persons pursuant to a Power of Attorney dated May 6, 2002

SCHEDULE A — ESCROW AGREEMENT

Security Holder

Name: Cheryl Wheeler

Signature: “Cheryl Wheeler”

Address for Notice:	6271 Taylor Drive
West Vancouver, BC
V7W 1Y8

Securities Held:

Class and Type (i.e. Seed
Shares, Discount Seed Shares
or Additional Securities)	Number	Certificate(s) (if applicable)

Discount Seed Shares	200,000

SCHEDULE A — ESCROW AGREEMENT

Security Holder

Name: Lenora Gates

Signature: “Lenora Gates”

Address for Notice:	4777 Pilot House Road
West Vancouver, BC
V7W 1J4

Securities Held:

Class and Type (i.e. Seed
Shares, Discount Seed Shares
or Additional Securities)	Number	Certificate(s) (if applicable)

Discount Seed Shares	100,000

SCHEDULE A — ESCROW AGREEMENT

Security Holder

Name: Melanie McMillan

Signature: “Melanie McMillan”

Address for Notice:	4032 Capilano Road
North Vancouver, BC
V7R 4J4

Securities Held:

Class and Type (i.e. Seed
Shares, Discount Seed Shares
or Additional Securities)	Number	Certificate(s) (if applicable)

Discount Seed Shares	100,000

SCHEDULE A — ESCROW AGREEMENT

Security Holder

Name: Catherine McLeod-Seltzer

Signature: “Catherine McLeod-Seltzer”

Address for Notice:

Securities Held:

Class and Type (i.e. Seed
Shares, Discount Seed Shares
or Additional Securities)	Number	Certificate(s) (if applicable)

Seed Shares — Original Escrow Shares	200,000

SCHEDULE A — ESCROW AGREEMENT

Security Holder

Name: Andrew T. Swarthout & Karen Swarthout

Signature: “Andrew T. Swarthout”

Address for Notice:

Securities Held:

Class and Type (i.e. Seed
Shares, Discount Seed Shares
or Additional Securities)	Number	Certificate(s) (if applicable)

Original Escrow Shares — Transfer Shares	156,000

SCHEDULE A — ESCROW AGREEMENT

Security Holder

WILLIAM DOWD, WILLIAM L. EDWARDS, R.G. FANELLI, RICHARD JAY KOGAN, LOWELL FAMILY LIMITED PARTNERSHIP, FRANCIS R. McALLISTER, KEVIN MORANO, MK GOLD COMPANY, KEITH & MARJORIE LLOYD, RICHARD de J. OSBORNE, WILLIAM L. PAUL III, CHRISTOPHER F. SCHULTZ, CHARLES B. SMITH, JAMES WOOD, KAREN SWARTHOUT, GERALD D. VAN VOORHIS, MARY LOU VAN VOORHIS, KEVIN P. MORANO, J. DAVID LOWELL AS TRUSTEE OF THE LOWELL FAMILY TRUST, DAVID F. VOLKERT and CYNTHIA A. BEARDSLEY

By: “Andrew T. Swarthout"

Andrew T. Swarthout, individually and as Attorney in Fact
for each of the above persons pursuant to a Power of Attorney dated May 6, 2002

Class and Type (i.e. Seed Shares, or Additional Securities)	Number

Additional Securities — Transaction Shares	156,000	Gerald D. Van Voorhis & Mary Lou Van Voorhis Park City, UT gvanv@att.net

Additional Securities — Transaction Shares	214,737	Kevin P. Morano Pennington, NJ KMorano@lumenis.com

Additional Securities — Transaction Shares	84,000	Lowell Family Trust Rio Rico, AZ Lowminex@dakotacom.net

Additional Securities — Transaction Shares	84,000	David F. Volkert & Cynthia A. Beardsley Lima, Peru dvolkert@millicom.com.pe

Additional Securities — Transaction Shares	94,740	Lowell Family Limited Partnership Rio Rico, AZ Lowminex@dakotacom.net

Original Escrow Shares — Transfer Shares	947,368	MK Gold Company Salt Lake City, UT dbabinchak@mkgold.com

Original Escrow Shares — Transfer Shares	47,368	William Dowd Westfield, NJ wdowd@comcast.net

Original Escrow Shares — Transfer Shares	94,737	William L. Edwards Palo Alto, CA Fax: 650-325-5028

Original Escrow Shares — Transfer Shares	47,368	R.G. Fanelli Madison, CT r.fanelli@att.net

Class and Type (i.e. Seed Shares, or Additional Securities)	Number

Original Escrow Shares — Transfer Shares	47,368	Richard Jay Kogan Short Hills, NJ richard.kogan@schering-plough.com

Original Escrow Shares — Transfer Shares	94,737	Francis R. McAllister Mesquite, NV fmrm@sisna.com

Original Escrow Shares — Transfer Shares	47,368	Keith & Marjorie Lloyd St. Peter Port, Guernsey lloydkeith00@hotmail.com

Original Escrow Shares — Transfer Shares	47,368	Richard deJ. Osborne New York, NY rdejo@bellatlantic.net

Original Escrow Shares — Transfer Shares	47,368	William L. Paul III Akoharetta, GA WParcher1@aol.com

Original Escrow Shares — Transfer Shares	47,368	Christopher F. Schultz Brooklyn, NY chripp@msn.com

Original Escrow Shares — Transfer Shares	94,737	Charles B. Smith Mesa, AZ User240546@aol.com

Original Escrow Shares — Transfer Shares	47,368	James Wood Saddle River, NJ Emelillo1@aol.com

SCHEDULE B — DISCOUNT SEED SHARE ESCROW AGREEMENT

RELEASE OF SECURITIES

Timed Release

	Percentage of Total	Total Number of
	Escrowed Securities	Escrowed Securities
Release Dates	to be Released	to be Released

[Insert date of Final Exchange Notice]	10%	201,053 (1)
[Insert date 6 months following Final Exchange Notice]	15%	548,947 (1)
[Insert date 12 months following Final Exchange Notice]	15%	450,000
[Insert date 18 months following Final Exchange Notice]	15%	450,000
[Insert date 24 months following Final Exchange Notice]	15%	450,000
[Insert date 30 months following Final Exchange Notice]	15%	450,000
[Insert date 36 months following Final Exchange Notice]	15%	450,000

TOTAL	100%	3,000,000

(1)	excludes a total of 98,948 common shares held by Andrew Swarthout, Gerald Van Voorhis, Kevin Morano, Lowell Family Trust, Lowell family Limited Partnership, David Volkert, Catherine McLeod-Seltzer whose issuance is deferred until 6-months following Final Exchange Notice

Early Release — Graduation to Tier 1

If the Issuer reasonably believes that upon closing of the Qualifying Transaction it shall meet the Minimum Listing Requirements of a Tier 1 Issuer as described in Policy 2.1 — Minimum Listing Requirements, the Issuer may make application to the Exchange in accordance with Exchange Policy to be listed as a Tier 1 Issuer and shall concurrently provide notice to the Escrow Agent of such application.

If the Exchange issues a Notice confirming final acceptance for listing of the Issuer on Tier 1, the Issuer shall forthwith issue a news release disclosing that it has been accepted for graduation to Tier 1, and disclosing the number of Securities to be released and the dates of release and shall promptly provide such news release, together with a copy of the Exchange notice, to the Escrow Agent and the foregoing Schedule shall be deemed to be replaced with the following Schedule:

Timed Release

	Percentage of Total	Total Number of
	Escrowed Securities	Escrowed Securities
Release Dates	to be Released	to be Released

[Insert date of Final Exchange Notice]	25%	750,000
[Insert date 6 months following Final Exchange Notice]	25%	750,000
[Insert date 12 months following Final Exchange Notice]	25%	750,000
[Insert date 18 months following Final Exchange Notice]	25%	750,000

TOTAL	100%	3,000,000

In the event the early release Schedule becomes effective, the Escrow Agent within 10 days of the issuance by the Exchange of a Notice confirming final acceptance for listing on Tier 1, shall release from escrow any Securities which pursuant to the early release Schedule would have been releasable at a date prior to the Notice of the Exchange confirming final acceptance for listing on Tier 1.

Release of Option Securities

The Escrow Agent shall release any Option Securities held in escrow pursuant to this Agreement upon receipt of notice from the Exchange that the Issuer has completed a Qualifying Transaction.

Cancellation

1.	If the Issuer is delisted,

(a)	the Escrow Agent shall deliver a notice to the Issuer, and shall include with the notice any certificates possessed by the Escrow Agent which evidence the Discount Seed Shares; and

(b)	the Issuer and the Escrow Agent shall take such action as is necessary to cancel the Discount Seed Shares which are held by Insiders of the CPC.

2.	For the purposes of cancellation of Discount Seed Shares, each Security Holder irrevocably appoints the Escrow Agent as his or her attorney, with authority to appoint substitute attorneys, as necessary.

3.	Any Securities which have not been released from escrow under this Agreement as at 4:30 p.m. (Vancouver time) or 5:30 p.m. (Calgary time) on the date which is the 10th anniversary of the date of this Agreement shall forthwith be cancelled. The Escrow Agent shall deliver a notice to the Issuer, and shall include with the notice any certificates possessed by the Escrow Agent which evidence the escrowed securities. The Issuer and Escrow Agent shall take all actions as may be necessary to expeditiously effect cancellation.

4.	For the purposes of cancellation of Securities under section 4 of this Schedule to the Agreement, each Security Holder hereby irrevocably appoints the Escrow Agent as his or her attorney, with authority to appoint substitute attorneys, as necessary.